SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        December 24, 1996
                                                     -----------------------

                     The CIT Group Holdings, Inc.
                     ----------------------------
            (Exact name of registrant as specified in its charter)


   Delaware               I-1861                    13-2994534
-------------------------------------------------------------------------------
(state or other          (Commission           (IRS Employer
  jurisdiction of          File Number              Identification No.)
  incorporation


1211 Avenue of the Americas                     copy to:   650 CIT Drive
New York, New York  10036                     Livingston, New Jersey 07039
-------------------------------------------------------------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code            (212) 536-1211
                                                         -------------------

-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.      Other Events.

      On December 24, 1996, with the consent of the shareholders of The CIT Group Holdings, Inc. (the "Corporation"), The Dai-Ichi Kangyo Bank, Limited ("DKB") and CBC Holding (Delaware) Inc., a wholly owned subsidiary of The Chase Manhattan Corporation ("CBC" Holding), the Corporation paid a special dividend in the aggregate amount of $165 million to its shareholders. Each shareholder then immediately contributed an aggregate amount equal to the special dividend to the Corporation as additional paid in capital. Notwithstanding this special dividend and subsequent capital contribution, the Corporation intends to continue to follow a dividend policy requiring the payment of dividends by the Corporation equal to and not exceeding 30% of net operating earnings of the Corporation on a quarterly basis.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.




                             THE CIT GROUP HOLDINGS, INC.
                             -------------------------------------
                                    (Registrant)


                          By /s/ Joseph M. Leone
                             -------------------------------------
                               Joseph M. Leone
                               Executive Vice President and
                               Chief Financial Officer

Dated:  December 24, 1996